UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2007

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PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

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Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue
10th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 212-307-3280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2007, PennantPark Investment Corporation ("PennantPark"), a Maryland corporation, entered into a Senior Secured Revolving Credit Agreement (the "Credit Agreement"), among PennantPark, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders. SunTrust Robinson Humphrey Capital Markets acted as the joint lead arranger and book-runner, and Bear Stearns Corporate Lending Inc. acted as joint lead arranger and syndication agent. Capitalized terms not defined in this report are defined in the Credit Agreement.

Under the Credit Agreement, the lenders have agreed to extend credit to PennantPark in an initial aggregate principal or face amount not exceeding $300,000,000 at any one time outstanding. The Credit Agreement is a five-year revolving facility (with a stated maturity date of June 25, 2012) and is secured by substantially all of the assets in PennantPark's portfolio. Pricing is set according to the type of borrowing under the Credit Agreement. Eurocurrency Borrowings under the Credit Agreement are issued at 100 basis points over Adjusted LIBOR. Alternate Base Rate Borrowings under the Credit Agreement are issued at the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%.

The Credit Agreement contains affirmative and restrictive covenants, including: (a) periodic financial reporting requirements, (b) maintenance of a minimum shareholders' equity of the greater of (i) 40% of the total assets of PennantpPark and its subsidiaries as at the last day of any fiscal quarter and (ii) the sum of (A) $120,000,000 plus (B) 25% of the net proceeds from the sale of equity interests in PennantPark and its subsidiaries after the closing date of the Credit Agreement, (c) maintenance of a ratio of total assets (less total liabilities other than indebtedness) to total indebtedness, in each case of PennantPark, of not less than 2.0:1.0, (d) maintenance of minimum liquidity standards, (e) limitations on the incurrence of additional indebtedness, (f) limitations on liens, (g) limitations on fundamental corporate changes, (h) limitations on investments (other than PennantPark's portfolio investments and certain other ordinary course investments), (i) limitations on payments and distributions (other than distributions to PennantPark's shareholders as contemplated to maintain Regulated Investment Company status), (j) limitations on transactions with affiliates, (k) limitations on engaging in business not contemplated by PennantPark's investment objectives, and (l) limitations on the creation or existence of agreements that prohibit liens on properties of PennantPark and its subsidiaries. In addition to the asset coverage ratio described in clause (c) of the preceding sentence, borrowings under the Credit Agreement (and the incurrence of certain other permitted debt) will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in PennantPark's portfolio. PennantPark has not yet borrowed any amounts under the Credit Agreement.

The Credit Agreement will be used to supplement PennantPark's equity capital to make additional portfolio investments on a cost-effective basis.

A press release announcing the entry into the Credit Agreement is attached hereto as Exhibit 99.1. The Credit Agreement is attached hereto as Exhibit 99.2.

Section 9 - Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of PennantPark Investment Corporation, dated June 25, 2007

99.2	Senior Secured Revolving Credit Agreement, dated as of June 25, 2007, among PennantPark Investment Corporation, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. PennantPark undertakes no duty to update any forward-looking statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

/s/ Aviv Efrat
(Signature)

By:	Aviv Efrat
Title:	Chief Financial Officer
Date:	June 25, 2007